UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 16, 2011
____________________________

Exterra Energy INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-52319 (Commission File Number)		20-5086877 (IRS Employer Identification No.)
701 South Taylor, Suite 440, Amarillo, Texas 79101 (Address of Principal Executive Offices and zip code)

(806) 373-7111
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As an amendment to the previous filed 8k on January 19th, 2011, Exterra had stated. “Malone Bailey has yet to furnish a response letter for the 8-K filing.”  Due to an irresolvable billing dispute, Malone Bailey will not be provided the letter for the 8-k filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exterra Energy Inc.

Date: May 16, 2011	By:	/s/ Todd Royal
Todd Royal
Chief Executive Officer